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                                                                 EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mergent Systems, Inc. 1999 Stock Option Plan of Commerce One, Inc. of our report dated March 5, 1999 (except for Note 8, as to which the date is June 25, 1999) with respect to the consolidated financial statements and financial statement schedule of Commerce One, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ending December 31, 1998 and our report dated March 5, 1999 with respect to the financial statements of VEO Systems, Inc. as of December 31, 1998 and for the year then ended, included in the Registration Statement (Form S-1, No. 333-76987), as amended, and the related Prospectus of Commerce One, Inc., filed with the Securities and Exchange Commission.


                                                    /s/ ERNST & YOUNG LLP


Walnut Creek, California
January 19, 2000